UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 11, 2015, the Board of Directors of S&W Seed Company, a Nevada corporation (the "Company") approved an amendment to Section 10.13 of its Amended and Restated Bylaws, under the terms of which the Company elected to not be governed by and to otherwise broadly opt out of the provisions of Sections 78.378 - 78.3793 of the Nevada Revised Statutes (the "Control Share Statute"), which relate to the acquisition of a controlling interest in a Nevada corporation. The prior language of Section 10.13 opted out of the Control Share Statute with respect to a specific transaction. Although the Control Share Statute does not currently apply to the Company, it was deemed to be in the best interests of the Company and the stockholders to broadly opt out of the statute in the event it were to become applicable in the future. At such time as the Control Share Statute becomes applicable to the Company, if ever, by virtue of the amended bylaw provision, the voting rights of persons who may consider acquiring more than 20% of the Company's outstanding shares, will not be restricted, and the statutory procedures that would otherwise be required of such persons in order to protect their voting rights will not be required. The amendment was incorporated into a Second Amended and Restated Bylaws, which contains no other amendments but serves to consolidate this and prior amendments into a single set of bylaws.

The foregoing description of the Company's Second Amended and Restated Bylaws of the Company does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2015 annual meeting of the stockholders of the Company was held on December 11, 2015 at The Warwick Hotel in San Francisco, California. Of the 13,482,930 shares of our common stock entitled to vote at the meeting, 11,763,185 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal No. 1 - Election of Directors

The stockholders elected nine directors to serve for the ensuing year and until their successors are elected and qualified, or until their earlier death, resignation or removal. Each of the directors received more than a majority of the votes cast. The percentage voting in favor of each director ranged between 97.15% and 98.95% of the total votes cast. The votes regarding the election of directors were as follows:

Nominee	For	Authority Withheld

Glen D. Bornt	6,348,336	186,188
Michael M. Fleming	6,465,841	68,683
Mark S. Grewal	6,461,891	72,633
Mark J. Harvey	6,462,833	71,691
Alexander C. Matina	6,465,791	68,733
Charles B. Seidler	6,462,291	72,233
William S. Smith	6,464,341	70,183
Grover T. Wickersham	6,445,183	89,341
Mark Wong	6,465,591	68,933

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In connection with the election of directors, there were 5,228,661 broker non-votes.

Proposal No. 2 - Approval to Amend and Restate the S&W Seed Company 2009 Equity Incentive Plan

Proposal No. 2, to approve the amendment and restatement of the S&W Seed Company 2009 Equity Incentive Plan, including an increase in the number of shares available for issuance as grants and awards under the Plan from 1,700,000 to 2,450,000 shares (an increase of 750,000), was approved by the affirmative vote of the majority of the shares present, represented and entitled to vote on the proposal. This proposal passed with the approval of 86.69% of the total votes cast. The results were as follows:

For	Against	Abstained	Broker Non-Votes
5,665,200	736,346	132,978	5,228,661

Proposal No. 3 - Ratification of the Appointment of Crowe Horwath, LLP

Proposal No. 3, to ratify the appointment of Crowe Horwath, LLP, was approved by the affirmative vote of the majority of the shares present, represented and entitled to vote on the proposal. This proposal passed with 99.07% of the total votes cast. The results were as follows:

For	Against	Abstained
11,654,834	53,371	54,980

Proposal No. 4 - Approval of, on an advisory basis, the compensation of the Company's Named Executive Officers

Proposal No. 4, to approve, on an advisory basis, the compensation of the Company's Named Executive Officers, was approved with an affirmative vote of the majority of the shares present, represented and entitled to vote on the proposal. This proposal passed with 88.8% of the total votes cast. The results were as follows:

For	Against	Abstained	Broker Non-Votes
5,802,947	623,848	107,729	5,228,661

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Second Amended and Restated Bylaws of S&W Seed Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 16, 2015

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EXHIBIT INDEX

Exhibit	Description
3.1	Second Amended and Restated Bylaws of S&W Seed Company